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                                                                    EXHIBIT 23.1

                                 [LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-3 to Form SB-2, Registration Statement No. 333-24271 of Sound Source Interactive, Inc. of our report dated October 2, 1997, appearing in the annual report on Form 10-KSB of Sound Source Interactive, Inc. for the year ended June 30, 1997 and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.


/s/ Deloitte & Touche LLP


Los Angeles, California
September 10, 1998